       As Filed with the Securities and Exchange Commission on October 31, 1997
                                              Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CANDLEWOOD HOTEL COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                      48-1188025
  (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)


                              ---------------------

                              LAKEPOINT OFFICE PARK
                                9342 EAST CENTRAL
                              WICHITA, KANSAS 67206

                              ---------------------

                         1996 EQUITY PARTICIPATION PLAN
                       OF CANDLEWOOD HOTEL COMPANY, INC.
                            (FULL TITLE OF THE PLAN)

                              ---------------------

         WARREN D. FIX                              COPY TO:
   EXECUTIVE VICE PRESIDENT,                   CHARLES K. RUCK, ESQ.
CHIEF FINANCIAL OFFICER AND SECRETARY              LATHAM & WATKINS
     LAKEPOINT OFFICE PARK               650 TOWN CENTER DRIVE, TWENTIETH FLOOR
        9342 EAST CENTRAL                   COSTA MESA, CALIFORNIA 92626
       WICHITA, KANSAS 67206                       (714) 540-1235
        (316) 631-1300



                     (NAME AND ADDRESS, INCLUDING ZIP CODE,
                   AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                              ---------------------



-----------------------------------------------------------------------------------------------------------------------
                                                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED              PROPOSED
                                               AMOUNT            MAXIMUM               MAXIMUM               AMOUNT OF
          TITLE OF SECURITIES                   TO BE         OFFERING PRICE      AGGREGATE OFFERING       REGISTRATION
            TO BE REGISTERED                 REGISTERED       PER SHARE (1)           PRICE (1)                 FEE
Common Stock.........................          900,000            $8.90               $8,014,300              $2,429

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price is the sum of (i) the product of the number of options previously granted (598,750) and the weighted average of the exercise prices of the options previously granted ($9.36), and (ii) the product of the remaining options available for future grants under the plan (301,250) and the average of the high and low prices of the common stock as reported on the Nasdaq National Market, on October 27, 1997 (which were $ 8 3/8 and $ 7 5/8, respectively.)



================================================================================

       PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE OPTION PLAN ARE EXERCISED.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

                 (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed by Candlewood Hotel Company, Inc. (the "Company") with the Commission.

                 (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed by the Company with the Commission.

                 (c) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed by the Company with the Commission.

                 (d) Current Report on Form 8-K, filed by the Company with the Commission on September 23, 1997.

                 (e) Current Report on Form 8-K, filed by the Company with the Commission on October 20, 1997.

                 (f) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 18, 1996, including any subsequently filed amendments and reports updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                 The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Delaware General Corporation Law ("DGCL"), the Certificate of Incorporation of the Company eliminates the liability of Directors to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent otherwise required by the DGCL.

         The Certificate of Incorporation provides that the Company indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a Director or Officer of the Company all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by DGCL.

         The Company has also entered into indemnification agreements with certain of its Directors and Officers that require the Company to indemnify such Directors and Officers to the fullest extent permitted by applicable provisions of the DGCL, provided that any settlement of a third party against a Director or Officer is approved by the Company, and subject to limitations for actions initiated by the Director or Officer, penalties paid by insurance, and violations of Section 16(b) of the Securities Exchange Act of 1934 and similar laws.

         The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of shareholder derivative suits against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its shareholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.

ITEM 8.  EXHIBITS

                 See Index to Exhibits on page 6.

ITEM 9.  UNDERTAKINGS

                 (a)      The undersigned registrant hereby undertakes:

                          (1)     To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration
Statement:

                                  (i)      To include any prospectus required
                          by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                                  (ii)     To reflect in the prospectus any
                          facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                                  (iii)    To include any material information
                          with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                          (2)     That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)     To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on this 31st day of October, 1997.


                               CANDLEWOOD HOTEL COMPANY, INC.
                               a Delaware corporation


                               By: /s/ WARREN D. FIX
                                   ------------------------------------------
                                   Warren D. Fix
                                   Director, Executive Vice President,
                                   Chief Financial Officer and Secretary
                                   (Principal Financial and Accounting Officer)

                               POWER OF ATTORNEY

                 Each person whose signature appears below hereby authorizes and appoints Jack P. DeBoer and Warren D. Fix, or either one of them, as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                TITLE                                  DATE
           ---------                                -----                                  ----
 /s/ JACK P. DEBOER                     President, Chief Executive Officer and        October 31, 1997
 ----------------------------------     Chairman of the Board (Principal
 Jack P. DeBoer                         Executive Officer)


 /s/ GARY E. COSTLEY                    Director                                      October 31, 1997
 ----------------------------------
 Dr. Gary E. Costley

 /s/ ROBERT J. CRESCI                   Director                                      October 31, 1997
 ----------------------------------
 Robert J. Cresci

 /s/ RICHARD J. FERRIS                  Director                                      October 31, 1997
 ----------------------------------
 Richard J. Ferris

 /s/ ROBERT S. MORRIS                   Director                                      October 31, 1997
 ----------------------------------
 Robert S. Morris

 /s/ FRANK PADOS, JR.                   Director                                      October 31, 1997
 ----------------------------------
 Frank Pados, Jr.

 /s/ WILLIAM L. PEROCCHI                Director                                      October 31, 1997
 ----------------------------------
 William L. Perocchi

 /s/ TONY M. SALAZAR                    Director                                      October 31, 1997
 ----------------------------------
 Tony M. Salazar








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
                               INDEX TO EXHIBITS




 EXHIBIT                                                                                           PAGE
 -------                                                                                           ----
  5.1             Opinion of Latham & Watkins.                                                      6

 10.1             The 1996 Equity Participation Plan of Candlewood Hotel Company                    __
                  Inc.*

 23.1             Consent of Latham & Watkins (included in Exhibit 5.1).                            6

 23.2             Consent of KPMG Peat Marwick LLP.                                                 7

 24.1             Power of Attorney (included on the signature page to this                         4
                  Registration Statement).
                  ---------------------------
                  *     Incorporated by reference from the Company's
                        Registration Statement on Form S-1, Registration No. 333-12021.